Exhibit 32.1



     As of the filing of this Form 10-Q/A, the Company's Chief Executive Officer during the period covered by this report is no longer with the Company. Accordingly, the certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not filed.